UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 16, 2011

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road, San Jose, CA 95120
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2011, Monolithic Power Systems, Inc. (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, the shareholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated April 29, 2011.

The results of the voting were as follows:

Item No. 1:	Proposal to elect two Class I directors to the Company’s Board of Directors to serve until the Annual Meeting of Shareholders in 2014.

Nominee	For	Withheld	Withheld from Director	Broker Non-Votes
Victor K. Lee	29,727,945	312,190	3,741	4,230,348
Douglas McBurnie	10,621,928	19,418,207	19,109,758	4,230,348

Item No. 2:	Proposal to ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-Votes
33,004,215	77,308	9,509	1,179,451

Item No. 3:	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
10,885,986	19,146,240	7,909	4,230,348

Item No. 4:	Proposal to recommend, by non-binding vote, the frequency of executive compensation votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
27,127,255	87,575	2,814,340	10,965	4,230,348

Based on the approval of one year as the frequency of an advisory vote on the compensation of the Company’s named executive officers, the Company’s board of directors has determined that it will hold an advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of such an advisory vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 17, 2011	By:	/s/ Meera Rao
Meera Rao
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)